EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

HealthSouth Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2008 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appear in HealthSouth’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

February 19, 2009